Exhibit 10.10

PRIVATE & CONFIDENTIAL

TO: Miss KEE, Chiu Wing         DATE: 20th November 2003
I.D. CARD NO.: K327750 (A)         STAFF CODE: TT2003_006

EMPLOYMENT AGREEMENT

We are pleased to offer you employment with Tech Team Development Limited (hereafter referred to as "the Company") on the terms and conditions set as below:

APPOINTMENT

- Your position will be Financial Manager. Employment will commence on 20th November 2003 and you will be on 3 months probation from that date.

- Your monthly salary will be HK$20,000.

- An additional month's salary, at the management's discretion, will be payable as a year-end bonus at December of each year after completion of the twelve months' service.

- Working hours are from 9:00a.m - 6:00p.m. Monday to Friday. 9:00a.m. - 1:00p.m. on Saturday.

LEAVE

- The leave year is from 1 January to 31 December, and your annual paid leave entitlement is 10 working days after one year of service. Employees whose period of service is less than one year will be give on pro rata basis.

- Annual leave may not be accumulated and carried forward to the following year without the Company's approval. Failure to take leave annually may lead to forfeiture without compensation.

2

OUTSIDE EMPLOYMENT

- You are not permitted to take any part time employment outside your employment with TECH TEAM DEVELOPMENT LIMITED without written permission from your Department Head and the Company.

GRATUITES

- You may not under any circumstances, directly receive or accept for your own benefit any commission, rebate, discount, gratuity or profit from any person, company or firm having business transaction with TECH TEAM DEVELOPMENT LIMITED.

PATENTS AND REGISTRATION RIGHTS

- The ownership of and sole rights to obtain copyright, patents registration of designs in the design supplied by you to the Company are vested in the Company.

CONFIDENTIAL

- While working for the Company you are required to protect all proprietary and confidential information. The terms of your contract with the Company require you to sign a Confidentially Agreement, and your employment will not start until you have done so.

TERMINATION OF EMPLOYMENT

- Termination of employment during the probationary period is one-week notice. Thereafter one month's notice in writing is required by either side.

- Under the following circumstances, the Company reserves the right to terminate your service without prior notice and compensation.

a. If you break the company's rules and regulation.

b. If you break the laws of Hong Kong or any other country in which you travel, whether on company business or for pleasure.

c. If you disclose confidential information of the Company without written consent of the Board of Directors.

If you accept the terms of employment, please sign below. A duplicate copy is attached for your retention.

I certify that I have read and accept these terms of employment.

Signed by: Signed by:

/s/ Chiu Wing Kee /s/ Bondy Tan
Name: KEE, Chiu Wing Name: TAN, Bondy
Title: C.E.O.
Date : 20th November , 2003 Date: 20th November, 2003

NON-DISCLOSURE AGREEMENT

This Agreement is made on 20th November 2003 between Tech Team Development Limited and Miss. KEE, Chiu Wing [HKID No: K327750(A)].

Since Miss KEE, Chiu Wing is expected to engage in the discussion which may be involved in the disclosure and communication of information and contain confidential material which Tech Team Development Limited wishes to protect from unauthorized disclosure and use. Therefore it is hereby agreed as follows:

1. Terms of Agreement

a) Company Shall refer to Tech Team Development Limited

b) Information Shall mean all documents, ideas, know-how and other information supplied by Tech Team Development Limited and related companies whether they are disclosed orally, in documentary or other material form, by demonstration or otherwise.

c) The disclosing party Shall mean Tech Team Development Limited and "the recipient" shall mean Miss. KEE, Chiu Wing

2. All information furnished by the disclosing party shall be treated by the recipient as confidential, shall not be disclosed to others, unless she has got the consent of the Company or except for any of the information which the recipient can show the below.

a) is already known to the recipient at the date it was disclosed to it by the disclosing party and is or becomes free of restriction on the disclosure or use in question, or

b) is or become generally known or freely available to the public (expect by reason of any breach by the recipient of its obligations hereunder), or

c) is disclosed to the recipient, free of restriction of the disclosure or use in question, by a third party who was entitled to make such unrestricted disclosure, or

d) is independently developed by the recipient.

3. The recipient will take such precautions and make such arrangements as are reasonably necessary to protect the information received by it (and in any event no less than those the recipient would take and make to protect its own information).

4. The obligation of confidentially shall survive upon termination of the agreement.

5. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

Signed by: Signed by:

/s/ Chiu Wing Kee /s/ Bondy Tan

Miss KEE, Chiu Wing Mr. TAN, Bondy

C.E.O.